EXHIBIT 23.3
Consent of Independent Auditors

The Management Committee and Joint Venturers
Mt. Gravatt Cinemas Joint Venture:

We consent to the use of our report dated March 13, 2008, with respect to the income statement, statement of changes in members' equity, and statement of cash flows of Mt. Gravatt Cinemas Joint Venture for the year ended December 31, 2007, which report appears in the December 31, 2009 annual report on Form 10-K of Reading International, Inc., incorporated herein by reference.

/s/ KPMG

Sydney, Australia
May 26, 2010